Montreal, November 30, 2001


CXN Canada Ltd.
1255 Peel Street
Suite 550
Montreal, Quebec
H3B 2T9


Dear Sir/Madam,


The purpose of this letter is to summarize the terms of the audit engagement that CXN Canada Ltd. has asked us to perform for the period ending September 30, 2001.

We will audit the interim balance sheet of CXN Canada Ltd. as at September 30, 2001 and the interim statements of earnings and retained earnings and cash flows for the period then ended and will submit an auditor's report on these interim financial statements. The nature of our report will be governed by our audit findings. Specific limitations which would be imposed on the auditor's work would also lead us to express a reservation. We will bring to your attention the findings which could require a reservation of opinion.

Unless unanticipated difficulties are encountered, our report will be substantially in the following form:

                                Auditors' Report

         To the Shareholders of CXN Canada Ltd.

         We have audited the interim balance sheet of CXN Canada Ltd. as at September 30, 2001 and the interim statements of earnings and retained earnings and cash flows for the period then ended. These interim financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these interim financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the interim financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the interim financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

         In our opinion, these interim financial statements present fairly, in all material respects, the financial position of the company as at September 30, 2001 and the results of its operations and cash flows for the period then ended in accordance with generally accepted accounting principles.


As auditors of the company, our role, (as defined by legislation) is to report to shareholders by expressing an opinion on the annual interim financial statements of the company. To form a basis for our opinion, we will conduct our audit in accordance with generally accepted auditing standards. Our audit will include tests of accounting records and such other procedures as we will consider necessary, in the circumstances, to obtain reasonable assurance that the information contained in the accounting documents and other source documents is reliable and can serve as a basis for the preparation of the interim financial statements. Furthermore, we will assess the significant estimates made by management.

CXN Canada Ltd.
Montreal, November 30, 2001
Page 2


As part of our engagement, we will have to obtain a sufficient understanding of the company's internal control in accordance with generally accepted auditing standards. The sole objective of this understanding will be to help us determine the nature, extent and timing of other audit procedures required and will not be to express an opinion on internal controls. Consequently, our audit report will not provide assurance as to the adequacy or other attribute of internal controls. However, we will bring to your attention any significant internal control weaknesses which we may identify in the course of our audit.

We would like to point out that our involvement is not intended to prevent or detect fraud or error and that the responsibility for prevention and detection of fraud and error remains with management. Of course, our audit procedures may reveal significant errors and, in this case, we will inform you.

The companys' operations are controlled by management, who must keep adequate accounting records, design and maintain efficient internal control systems, choose and apply accounting practices, and safeguard the company's assets. During our audit, we will ask you to provide information and explanations and to give us access to any record, document, book, account or source document that we feel is necessary to perform our audit. We will also ask management to provide a letter of representation which will confirm certain representations made to us orally by the company during our audit and certain representations which are implicit in the company's records.

The liability of Fine & Associates to the client for any claim related to professional services provided pursuant to this engagement letter in either contract, negligent misrepresentation or tort, including the partners, officers or employees of the accounting firm shall be strictly limited to the amount of any professional liability insurance the firm may have available at the time such claims are made. No claim shall be brought against Fine & Associates in contract, negligent misrepresentation or tort more than two (2) years after the services were completed or terminated under this engagement.

These financial documents are prepared solely for the use by the client with whom Fine & Associates has entered into a contract and there are no representations of any kind made by Fine & Associates to any party with whom Fine & Associates has not entered into a written contract.

The preceding deals only with our statutory and professional obligations. However, as agreed, we will perform the following additional work: preparation of interim financial statements, tax returns and schedules.

We will be pleased to answer any questions you may have about the contents of this letter. If the above terms are acceptable to you, please sign the copy of this letter in the space provided and return it to us.

We appreciate the opportunity of being of service to your company.


/s/ Fine & Associates
---------------------
FINE & ASSOCIATES
Chartered Accountants



I agree with the terms of your audit engagement of our company as you understand them and as outlined in your letter.




CXN Canada Ltd.




Client